UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON D.C. 20549

                             FORM SB-2

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        (AMENDMENT NO.   )


                       WRAP-N-ROLL USA, INC.
  --------------------------------------------------------------
           Name of Small Business Issuer in its Charter)


      NEVADA                    7312                 84-1432450
 ---------------         -----------------       -------------------
(State or Jurisdiction     (Primary Standard        (I.R.S. Employer
of Incorporation or    Industrial Classification  Identification No.)
  Organization)             Code Number)


             1056 EAST PLATINUM WAY, SANDY, UTAH 84094
                          (801) 576-8073
------------------------------------------------------------------

   (Address and Telephone Number of Principal Executive Offices)


             1056 EAST PLATINUM WAY, SANDY, UTAH 84094
------------------------------------------------------------------

                   (Address of Principal Place of Business or
                     Intended Principal Place of Business)


                           CLIFF HALLING
             1056 EAST PLATINUM WAY, SANDY, UTAH 84094
                          (801) 576-8073
------------------------------------------------------------------
                            ----------
     (Name, Address and Telephone Number of Agent for Service)

                Approximate date of commencement of
                   proposed sale to the public:
                         September 1, 2001
                  ------------------------------

   Copies of all communications, including communications to the agent, should be sent to:

                       Mark E. Lehman, Esq.
                Lehman Walstrand & Associates, LLC
                    8 East Broadway, Suite 620
                  Salt Lake City, UT  84111-2204
                          (801) 532-7858
                        (801) 363-1715 fax

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] ________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] ________________________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ________________________.

                         CALCULATION OF REGISTRATION FEE

--------------------  -----------------  ------------  ----------------  ----------------  ----------------
   TITLE OF EACH          AMOUNT OF         DOLLAR         PROPOSED           PROPOSED
     CLASS OF             SECURITIES        AMOUNT         MAXIMUM            MAXIMUM           AMOUNT OF
   SECURITIES TO            TO BE           TO BE       OFFERING PRICE       AGGREGATE        REGISTRATION
   BE REGISTERED         REGISTERED       REGISTERED       PER UNIT        OFFERING PRICE          FEE
--------------------  -----------------  ------------  ----------------  ----------------  ----------------

    common stock       2,010,000 shares     $201,000         $ N/A           $201,000              $51
 ($0.001 par value)
--------------------  -----------------  ------------  ----------------  ----------------  ----------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION: July 9, 2001

                       WRAP-N-ROLL USA, INC.

                      2,010,000 Common Shares


     This prospectus covers 2,010,000 shares of our common stock. The persons named herein under the caption "selling security holders" are offering all of these shares for sale. We will not receive any of the proceeds from the sale of shares by the selling security holders. There is no established public trading market for our common stock, and there can be no assurance that a market will develop in the future.

     Please read the risk factors beginning on page 3 of this prospectus before making a decision to invest in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is ______________, 2001

                        PROSPECTUS SUMMARY

     This summary highlights certain information found in greater detail elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the Company discussed under "Risk
Factors" before you decide to buy shares of our common stock.

     We currently file periodic reports pursuant to the Securities and Exchange Act of 1934. All of our reports, such as annual and quarterly reports, and other information are filed electronically with the Securities and Exchange Commission ("SEC"). The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically. Our annual and quarterly reports will not be sent to security holders but can be obtained utilizing this web site.

     We will provide without charge to each person who receives a prospectus, upon written or oral request of such, a copy of any of the information that was incorporated by reference in this prospectus. Any person with such request should contact:

         Wrap-N-Roll USA, Inc.
         Attention: Investor Relations
         1056 East Platinum Way
         Sandy, Utah 84094

         Telephone: (801) 576-8073

     This prospectus contains certain forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may", "will", "should", "except", "anticipate", "intend", "estimate", "continue", "believe", "expects" or other similar words. Similarly, statements that describe the Company's future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this prospectus.

OUR COMPANY

     Our Company was incorporated under the laws of the State of Nevada September 26, 1997 under the name Oxy General Corporation.
On November 17, 2000, we changed our name to Wrap-N-Roll USA, Inc.
to better suit our new business plan. We have had limited operations to date. We currently have one full-time employee, who is also our sole officer and director. We don't own any real estate. We are deemed to be a new or start-up venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

     Our principal executive offices are located at 1056 East Platinum Way, Sandy, Utah 84094. Our telephone number is (801) 576-8073. We are authorized to issue common stock and preferred stock. Our total authorized stock consists of 20,000,000 common shares and 5,000,000 preferred shares.

BUSINESS

     We provide specialized advertising services to businesses of all sizes using large format digital printing on perforated and non-perforated vinyl substrates. Through use of a special non-corrosive, vinyl material with a patented adhesive made by 3M, we offer businesses the ability to wrap the exterior of buildings, windows and motor vehicles with an advertising message.

THE OFFERING

     As of the date of this prospectus, we have 11,000,000 shares of our common stock issued and outstanding. This offering is comprised of securities offered by the selling security holders only. The selling security holders are offering a total of 2,010,000 shares of our common stock to the public at a price to be determined later. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities. Because our current assets at March 31, 2001 were only $6,476 and we have minimal revenue sources, we may borrow funds from our management to pay the offering expenses.

                           RISK FACTORS

     An investment in the shares of our common stock offered under this prospectus involves a high degree of risk. Except for historical information, the information contained in this prospectus is "forward looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

     Prior to making a decision to invest in the Shares, prospective investors should carefully consider, together with other matters referred to herein, each of the following risk factors, which are illustrative of the substantial risks faced by our Company.

Company and Industry Risks

     EARLY DEVELOPMENT STAGE COMPANY; LIMITED OPERATING HISTORY. We are considered a development stage company and have limited earnings history. We were formed in September 1997. We have had minimal revenues and there are no material financial results upon which investors might base an assessment of our potential. As we grow, we expect a substantial increase in operating expenses and our results may be adversely affected if revenues do not increase sufficiently, whether due to increased competition or otherwise. There can be no assurance that we will be able to grow in the future.

     GENERAL RISKS TO WHICH MOST NEW BUSINESSES ARE SUBJECT. We are subject to the general risks to which most new businesses are subject to including, lack of capital, lack of name recognition, high startup costs, difficulties in generating clients and establishing revenue streams. Investments in start-up companies are highly speculative with a high probability of failure. In the event we fail to achieve our objectives, an investment in these securities could result in a complete loss of investment.

     LIMITED WORKING CAPITAL. We have very limited working capital. In the event we face unforeseen circumstances in our operations, we may experience a severe strain on our working capital, thereby forcing management to focus additional time on capital raising efforts and less time operating our Company. All cash raised by our us to date, has come from (1) a limited amount of revenue; (2) the sale of 10,000,000 shares of our common stock to our current president for $10,000; (3) an $812 loan to us; and
(4) a $10,000 loan to us. Our capital is extremely limited and may not be adequate to pursue our business plan. In the event funds are found to be inadequate, our opportunities for growth will be severely restricted.

     NEED FOR ADDITIONAL FUNDING. Our limited capital position may force us to seek additional funding. We can be expected to require additional funds in order to accomplish our goals, and no assurance can be given that additional funds will become available through subsequent stock offerings or otherwise. We have not investigated the availability, source, or terms for additional capital and will not do so until we determine such a need. Additionally, there is no assurance that funds will be available from any source or, if available, obtainable on terms acceptable to us. If not available our operations will be limited to those that can be financed through our revenues and current limited capital. The lack of availability of adequate funds, or the lack of availability of funds on terms acceptable to us, would have a material adverse effect on our operations and financial results.

     DEPENDENCE UPON KEY PERSONNEL / NO FULL-TIME EMPLOYEES. We currently only have one full-time employee who is also our president, secretary, treasurer and sole director. We will be heavily dependent upon his skills, talents, and abilities to implement our business plan, and may, from time to time, find that the inability of this person to devote full time attention to our business may result in a delay in progress toward implementing our business plan. Additionally, conflicts of interest may arise that may be resolved only through exercise of good judgment as is consistent with fiduciary duties to us. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us. We have no "key person" life insurance coverage on the life of any officer and director, and have no present intention to purchase such coverage, due to its prohibitive cost.

     Our future success also depends on our ability to identify, attract, hire, train and motivate skilled administrative, technical, managerial, sales and marketing, customer service and professional personnel. Competition for such employees is intense. The inability to attract and retain other qualified employees could have material adverse effect on our operations. If we fail to retain and attract the necessary managerial, sales and marketing and customer service personnel, we will not develop a sufficient customer base to adequately fund our operations.

     LIMITATIONS ON EXPERIENCE OF MANAGEMENT. Our sole officer / director / employee has over ten years experience in management, marketing and training. However, there are no assurances that such experience will be adequate for the successful operation of the Company.

     COMPETITION. All aspects of our business are highly competitive. We will be competing with many businesses in the same fields as ours and it can be expected that most, if not all, of such competing companies will have lengthier experience and greater financial and other resources than we. The cost of entry into our line of business is minimal. There are no substantial barriers to entry of any kind. We hope to compete on the basis of excellent service. However, there can be no assurance given that we will be able to respond to competitive pressures, or that the effect of competitive pressures will not change the demand for our services, or that we will be able to develop a clientele regardless of where and how we decide to advertise our services. To the extent that there are competitive pressures, and we are unable to respond to such pressures, our business, operations and financial condition could be adversely affected.

     CORPORATE ACTION POSSIBLE WITHOUT STOCKHOLDER VOTE. The holders of a majority of our issued and outstanding common stock shares may, pursuant to Nevada corporate statutes, authorize or take corporate action without the notice, approval, consent or vote of the stockholders. Our principal stockholder and president, Cliff Halling, presently owns approximately 9,990,000 shares or 90.8% of our common stock. Mr. Halling will have significant influence over all matters requiring approval by our stockholders, but not requiring the approval of the minority stockholders. In addition, Mr. Halling will be able to elect all of the members of our Board of Directors, allowing him to exercise significant control of our affairs and management. In addition, Mr. Halling, may affect most corporate matters requiring stockholder approval by written consent, without holding a meeting of stockholders.

     ACQUISITIONS. An element of our growth strategy may be to pursue acquisitions that either expand or complement our business. There can be no assurance that we will be able to identify acceptable acquisition candidates on terms favorable to us or in a timely manner. A portion of our capital resources, may be used for these acquisitions. There can be no assurances of the impact of such acquisitions on our financial condition. We may require additional debt or equity financing for future acquisitions, which additional financing may not be available on terms favorable to us, if at all. There is also no assurance that we will be able to successfully integrate an acquisition into our business or that any acquired business will be profitable.

     MANAGEMENT OF GROWTH / EXPANSION. We will seek to develop and expand our operations. Expansion will place substantial strains on our management, operational, accounting and information resources and systems. Successful management of growth will require us to first develop and then improve our financial controls, operating procedures, and management information systems, and to train, motivate and manage our employees. We expect to grow both internally and through the acquisition of other companies. There can be no assurances that our systems, procedures, and controls will be adequate to support our operations as we expand. If we fail to manage early growth efficiently and effectively or fail to attract and retain additional qualified management, there could be a material adverse effect on our results of operations and ability to execute our business plan.

     NO DIVIDENDS ANTICIPATED. No dividends have been paid on the shares and management does not intend to declare any cash dividends on the shares in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Since we may be required to obtain additional financing, it is likely that there will be restrictions on our ability to declare any dividends.

Offering and Securities Risks

     LACK OF PUBLIC TRADING MARKET. We have not established a public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Consequently, investors may not be able to liquidate an investment in the shares in the event of an emergency or for any other reason.

     A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the NASD Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the NASD OTCBB. We anticipate applying for a listing to have our stock trade on the NASD OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-Counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

     NO PROCEEDS FOR USE BY US. We will not receive any proceeds from the sale of the securities by the selling security holders. The shares of common stock will be sold from time to time by the selling security holders at a price to be determined later.

     VOLATILITY OF STOCK PRICES. The per share offering price will be determined later. Investors should not assume that any offering price is necessarily indicative of the range of prices at which shares may subsequently be sold in the event of the development of an active trading market for the shares (as to which no guarantee can be given). Any potential market price for the stock may be volatile and subject to fluctuations resulting from news announcements concerning our operating results, general securities market conditions, and other factors. The stock market in general, and the market for shares of small capitalization stocks in particular, have experienced significant price and volume fluctuations that often have been unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the market price of our Common Stock.

     POTENTIAL DILUTION. We are authorized to issue 20,000,000 shares of common stock and 5,000,000 shares of $0.001 par value preferred stock. As of the date of this prospectus, there were 11,000,000 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our Board of Directors has authority to issue stock without shareholder consent, which may dilute the value of your stock. We have not yet issued any shares of preferred stock. Our Board of Directors may designate voting control, liquidation, dividend and other preferred rights to preferred stock holders. Our Board of Director's authority to issue this stock without shareholder consent may have a depressive effect on the market value of our common stock. The issuance of preferred stock could also delay or prevent a change in control of our corporation or other take-over attempt.

     LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS; INDEMNIFICATION. Our Articles of Incorporation provide that no director or officer of our Company shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such officer or director, except for acts or omissions involving intentional misconduct or fraud. Our Bylaws provide that we shall indemnify our directors and officers against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which our directors or officers are made parties, by reason of being or having been such officers or directors, except in relation to matters as to which the director or officer shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of their duty.

     "PENNY STOCK" REGULATIONS. Investors should note the existence of Rule
15(c)2-6 (the "Rule") promulgated under the Exchange Act, setting forth sales practice requirements for certain securities. In the event that a trading market should develop for our securities, the Rule may have the effect of hampering the ability of investors to resell their shares in such market. The Rule imposes certain additional requirements on sales practices utilized by broker-dealers who may sell our securities to persons other than established customers and "accredited investors." For transaction covered by the Rule, the special "suitability determinations" for the proposed purchaser must be made by the broker, and a written agreement to the transaction must be furnished by the purchaser to the broker prior to the sale. In addition, the Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00(other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The 'penny stock rules' require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. The foregoing disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If a trading market should develop in our securities and should the shares become subject to the penny stock rules, investors in the Offering may find it difficult to sell their shares.

                          USE OF PROCEEDS

     We will not receive any proceeds from the sale of the securities by the selling security holders.

                      DESCRIPTION OF BUSINESS

BACKGROUND

     We were incorporated under the laws of the State of Nevada on September 26, 1997 under the name Oxy General Corporation. On November 17, 2000, we changed our name to Wrap-N-Roll USA, Inc. to better suit our new business plan, as described herein. We have had limited operations to date. We have one full-time employee, who is also our sole officer and director. We currently own no real estate.

BUSINESS

     We provide specialized advertising services to businesses of all sizes emphasizing on large format digital printing on perforated and non-perforated vinyl substrates. Through use of a special non-corrosive, vinyl material with a patented adhesive made by 3M, we offer businesses the ability to wrap the exterior of buildings, windows and motor vehicles with an advertising message.

     Our services are segmented into stationary or mobile advertising services. Stationary advertising services are defined as advertising services provided by us utilizing stationary mediums for the display of the advertising message. Such mediums include buildings, windows and storefronts. Mobile advertising services are defined as advertising services provided by us utilizing mobile mediums such as a motor vehicle, for the display of the advertising message.

     Currently, we sub-contract out the design, layout, printing and installation services to third party providers. We charge advertisers either a fixed fee on a project-by-project basis or provide continuous services billed on a contract basis. We coordinate the logistics of the printing and installation process and when requested, negotiate contracts with third party building or motor vehicle operators for the purposes of displaying an advertiser's message on their properties or vehicles.

     We currently use one printing company in Salt Lake City, Utah to print our advertising projects. Each printing job is bid out separately based on the size and complexity of the project. There are only a couple of large format printing companies that can provide the types of services that we need. As a result, our operations could be substantially adversely affected by the loss of our relationship with our printer. As we grow and obtain capital, we may seek to minimize this dependence by acquiring our own printing facilities. However, there can be no assurances that we will obtain additional capital, or that we will be able to find adequate facilities, or if so, on terms favorable to us.

     We use the services of a local installation company who currently provides us with our large format installation needs. This particular company has over 25 years experience in advertising installation projects and is also a 3M certified installer. Each installation is bid out separately based on the size and complexity of the project. We believe that there are numerous installers available from which we can choose to provide our installation services.

     Payment by us for services to both the printing and installation companies are made at completion of the project. As our relationship with these companies grows, we anticipate that we will enter into written contracts and seek more favorable payment terms.

     We determine our fees based on the size of the printing project and the complexity of the design and installation. Additional fees are billed for the rights to display the advertising message on a third party building or motor vehicle unrelated to the advertiser.

     The advertiser is expected to pay an initial installment fee to begin development of the wrap, which takes approximately two weeks to design, develop and print. The advertiser provides its advertising artwork to us and we sub-contract a local designer to design, develop and print the large format digital advertisement on a vinyl substrate. We then sub-contract a local 3M certified installer to install the advertising message. An additional payment is made at completion of the installation of the advertising message. Contract services are based on one-month, three-month, six-month, or one-year contracts to display an advertiser's message on a third party building or motor vehicle and are billed monthly.

MOBILE ADVERTISING SERVICES

     American businesses spend substantial sums annually to promote their advertising messages through a variety of media including TV, radio, newspaper, magazine, direct mail, telemarketing, billboards, signs and more recently, the Internet. The goal of the advertiser is to utilize the media that reaches the advertiser's target audience in the most cost-effective manner and to repeatedly transmit its message to generate brand recognition and stimulate a purchase.

     More and more businesses are finding that they can gain additional exposure and brand recognition by displaying their company's logo or advertising message on vehicles driven by their employees or others. The motor vehicle, which is wrapped with the advertiser's message, is driven in high traffic areas where the advertiser's message can be displayed to other motorists. Occasionally the motor vehicle may also be parked in high traffic areas where the permission has been granted or purchased for the rights to park and display a vehicle.

     We believe that this method of advertising can compete for advertising dollars against methods that businesses typically allocate to reach the mobile public, such as radio and billboard advertising, because of the novel way in which this method attracts attention. While we have not performed any market studies, we believe that motorists are more likely to be attracted by seeing and retaining an advertisement message on a mobile vehicle as opposed to a billboard, park bench, poster, sign or other stationary form of advertisement. Moreover, while a motorist has the ability to change the channel during a radio-advertising message, the motorist is less able to prevent seeing an attractive, uniquely designed passing vehicle wrapped in an attractive advertising message.

     To reach the mobile public, we seek to have the vehicles we wrap with advertisement driven in high traffic areas. As such, we expect that wrapped vehicles will be driven primarily in metropolitan markets that have populations in excess of 200,000 people.

     The primary geographic market, in which we expect our wrapped vehicles to be driven, includes various metropolitan areas in the state of Utah, with a combined population of approximately 875,000. We seek to expand this market to include additional states in the Mountain and Western regions of the United States.

     The vehicles used for mobile advertising services are either provided by the advertiser, its employees, private parties or, to a limited extent, by us. When vehicles leased us are to be utilized, our sales representatives and other employees are expected to drive the vehicle to sales appointments or on company errands traversing through high traffic areas to display the advertiser's message to other motorists. From time to time, the drivers of the wrapped vehicles are also expected to pass out the advertiser's fliers and coupons.

     As indicated, we may also sub-contract with private parties to have their vehicles wrapped. We expect to pay these parties a monthly fee to have the advertiser's logo wrapped on their car.
We seek to target individuals who
drive newer model cars and whose
occupations demand frequent travel in high traffic areas. We prefer utilizing vehicles owned by private parties that have a unique design that stands out among other vehicles and provides the greatest opportunity to attract attention. We currently lease two Volkswagen Beetles fro advertising use. We have received calls from private owners of other types of vehicles interested in using their cars for advertising. We may use other models and years of cars to display advertisements depending on various factors including cleanliness of the vehicle, market demand, availability of vehicles and the willingness of the contracted private party to actively draw attention to the vehicle, and cost.

     By calendar year end December 2000, we had two company-leased vehicles. Currently we have wrapped an additional eight vehicles owned or leased by advertisers.

     The vehicles wrapped with an advertisement are in operation primarily during the hours of 8:00 AM to 5:00 PM, five days a week. However, because the wrap remains on the vehicle during the entire terms of an advertiser's contract, the advertisement is displayed anytime the vehicle is driven which may be at any hour during any day of the week.

     The vehicles are wrapped with a non-corrosive vinyl material, which remains on the vehicle during the term of the advertisers contract. The special material allows parties within the vehicle the ability to see out of the windows, while parties on the outside of the vehicle only see the advertising message. Upon completion of the contract, the wrap is easily removed and disposed of without any adverse effect on the vehicle or the environment.

STATIONARY ADVERTISING SERVICES

     We seek to target businesses for the purposes of providing large format, high resolution, and digital printing advertisements that the business can display on exterior windows of their buildings. Until recently, advertisements displayed on windows of certain businesses have been hand-painted, or have been large format posters taped to the interior of an exterior window.

     We provide what we believe to be a superior, cost-effective alternative. The advertisements displayed by us are substantially more attractive and last longer than traditional display methods.

     The material used for our stationary advertising services is the same as what is used for our mobile advertising services. The exterior windows are covered with a non-corrosive, thin-film, vinyl material that allows parties within the building the ability to see out of the windows, while parties on the outside of the building only see the advertising message. An advertising message can be installed on a typical 4' x 5' window in approximately 15-20 minutes. The material can withstand all types of weather conditions and is expected to display a quality image for up to three years. The material is not corrosive and is easily removed and disposed of without any adverse effect to the window, building or the environment.

     Currently, we have eight customers for our stationary advertising services.

     We perform installation services for our clients on ground level installations. For all other types of installations, we expect to sub-contract with independent third party installers.

     Prices on projects are expected to vary by size of the advertisement, window height from ground level, timing of the installation and overall complexity of the installation.

MARKETING

     Initially, we seek to target businesses in the Salt Lake City area to advertise utilizing our stationary or mobile advertising programs. We seek to attract national advertisers as well.

     According to the Utah Chamber of Commerce, there are approximately 53,000 businesses along the Wasatch Front in the state of Utah, with a majority residing in the greater Salt Lake
City metropolitan area.

     For our mobile advertising services we seek to target businesses with sizable fleets of vehicles such as delivery or transportation companies. For our stationary advertising services, we seek to target building owners and businesses with window exposure.

     To date, we have attracted a limited clientele through telemarketing, canvassing and word-of-mouth advertising. We plan to implement a regular routine of telemarketing and canvassing to attract additional clientele and expect most of our clientele to come from these methods of marketing. Additionally, we have been advertising our services by wrapping a company-leased vehicle with our own logo and implementing the advertising methods that we offer to our clientele. We also expect to market our services at trade shows and also seek to establish an Internet web site.

     Additionally, we expect to attract a portion of our clientele through publicity generated by radio, television and newspaper because the uniqueness and novel way in which we provide advertising services for businesses.

     Our stationary advertising operations are affected by weather to the extent adverse weather limits the abilities of our installers from making installations. As such, we expect revenues to fluctuate, to a limited extent and be greater during the spring and summer seasons. We do not foresee seasonal factors affecting our mobile advertising operations.

     We expect our operations to be affected by economic conditions only on a limited basis because businesses must advertise during good times or bad. However, to the extent that our customer's operations are affected by economic conditions, we may be affected should our customers become delinquent in payments to us.

GOVERNMENT REGULATION

     Various aspects of our business are affected by local, state and federal regulations. Local ordinances determine what business owners can display on the outside of their businesses. We expect businesses to check their local ordinances before requesting our services. Additionally, our leased vehicles are required to be compliant with local registration and emissions regulations. We are also subject to various regulations applicable to all businesses.

COMPETITION

     We compete with several local advertisers who utilize large format digital printing for automobile wraps or building advertising, most of whom have substantially more resources than we. We also compete, to a lesser extent, with printing companies that provide large format usual printing services on vinyl substrates.

     It can be expected that the printers used by us may directly compete with us. Because there are only a few large format digital printers in our geographical area, such competition could negatively affect our financial results. As we grow and obtain additional capital, we seek to acquire our own printing facilities to minimize this dependence. However, there are no assurances to this effect.

     Additionally, we compete with other advertising and marketing companies who generate revenues utilizing a variety of advertising and marketing methods. These marketers include, among other types, television and radio stations, magazines, newspapers, telemarketers, billboard companies and Internet marketers. Most of these businesses and marketing methods have been around for years and have proven successful for advertisers, whereas our methods are relatively new and unproven. Also, it can be assumed that most if not all of these companies have substantially more resources than we.

OFFICES

     We are currently operating from the home of our president who provides office space, utilities and computer access. Through the calendar year ending December 31, 2000, we were not charged for these expenses due to our minimal operations. On January 1, 2001, we entered into a Rental/Utilities Agreement with Cliff Halling for use of office space in his home at a base rent of $100 per month. We also agreed to pay a base utilities/miscellaneous expense of $100 per month to cover phone, fax, Internet, computer use, and other office items needed for the operations of the Company. We have agreed to accrue the monthly rent and utilities/miscellaneous expenses until we have sufficient net income to pay the expenses.

INSURANCE

     We maintain liability and collision insurance on our leased vehicles in amounts required by the lessor. While there are no assurances, we believe the amount of insurance we currently maintain on these vehicles is adequate.

     The private parties with whom we sub-contract to wrap and drive their own vehicles are expected to sign a waiver with us representing that they carry adequate insurance, and further represent to indemnify and hold us harmless from any and all claims arising from operation of their vehicles.

EMPLOYEES

     At calendar year end December 31, 2000, we had one employee who is also our president and sole officer and director. We will be heavily dependent upon his skills, talents, and abilities to implement our business plan, and may, from time to time, find that the inability of this person to devote full time attention to our business may result in a delay in progress toward implementing our business plan. Currently we also have one commissioned sales representative.

     During the calendar year 2001, we anticipate hiring additional administrative personnel in general administration and accounting. We further anticipate hiring representatives in marketing and automobile procurement. Finally, we anticipate sub-contracting with numerous commissioned sales representatives and private party drivers.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

LIQUIDITY AND CAPITAL RESOURCES

     We remain in the development stage and, since inception through March 31, 2001, have had $1,105 in revenues. At March 31, 2001, we had a working capital deficit of $9,671. We had cash in the amount of $285. All cash to date has come from sales to customers, sales of securities, and from two notes payable. The first note payable is for $812, and the second note payable is for $10,000. These notes are payable on April 1, 2002 and October 31, 2001 respectively and accrue interest at 10% per annum and were executed to obtain capital to pay operating expenses. The shares were sold to obtain capital to pay the costs of becoming a reporting company under the Securities Exchange Act of 1934, as amended, and also to pay general administrative expenses.

     Management believes that we may not have sufficient cash to meet our anticipated needs through the calendar year ending 2001 without additional funding or revenues. In the event we require additional funds, we will have to seek loans or equity placements to cover such cash needs. There is no assurance additional capital will be available to us on acceptable terms.

     We believe that by positioning our self as a publicly traded and listed entity, we will secure a more appealing position in the view of the investing public because of the theoretical increase in the liquidity of an investment in our securities.
Additionally, management believes that should we need additional capitalization, we would most likely obtain capital from investors through private placements of our equity securities. Notwithstanding such an evaluation, we are not presently aware of any specific interest from potential investors, nor is management certain that such capital will be available or that we will in fact be successful in securing additional capital. If or when we can establish a positive cash flow for a period of time and therefore can demonstrate to potential private investors that we can generate profits, then this factor, combined with a publicly traded and listed status, is expected to be utilized to market us as an attractive investment for private placement purposes. Without additional capitalization our ability to survive as a going concern is substantially in doubt.

RESULTS OF OPERATIONS

     Three-Month Periods Ended March 31, 2001 and 2000

     We had revenues of $1,105 from continuing operations for the three month period ended March 31, 2001, $0 revenues from continuing operations for the three month period ended March 31, 2000 and $1,105 in revenues from continuing operations from inception on September 26, 1997 through March 31, 2001.

     General and administrative expenses for all periods consisted of general corporate administration, legal and professional expenses, auto, rent and utilities expenses and accounting and auditing costs. These expenses were $8,166 for the three month period ended March 31, 2001, $1,225 for the three month period ended March 30, 2000, and $21,062 from inception on September 26, 1997 through March 31, 2001.

     Interest expense for the three-month periods ended March 31, 2001 and 2000 were $270 and $14 respectively. Interest expense from inception on September 26, 1997 through March 31, 2001 was
$598.

     As a result of the foregoing factors, we realized a net loss of $7,331 for the three month period ended March 31, 2001, $1,239 for the three month period ended March 30, 2000, and $20,671 from inception on September 26, 1997 through March 31, 2001.

     Years Ended December 31, 2000 and 1999

     We had no revenues for the calendar years ended December 31, 2000 and 1999, and from inception on September 26, 1997 through December 31, 2000. We incurred $10,942 in net operating losses for the calendar year ended December 31, 2000 as compared to $884 in net operating losses for the calendar year ended December 31, 1999 and $13,340 from inception on September 26, 1997 through December 31, 2000.

     The net operating loss for all periods resulted primarily from general and administrative expenses and interest expense.
The net loss per share for each period was $0.00 per share.

     General and administrative expenses for all periods ended consisted of general corporate administration, legal and professional expenses, and accounting and auditing costs. These expenses were $10,584 for the calendar year ended December 31, 2000, $835 for the calendar year ended December 31, 1999 and $12,896 from inception on September 26, 1997 through December 31, 2000.

     Selling expenses for the calendar year ended December 31, 2000 and 1999 and from inception on September 26, 1997 through December 31, 2000 were $116, $0 and $116 respectively.

     Interest expense for the calendar year ended December 31, 2000 and 1999 and from inception on September 26, 1997 through December 31, 2000 was $242, $49, and $328 respectively.

     For the current fiscal year, we anticipate incurring a loss as a result of legal and accounting expenses, expenses associated with registration under the Securities Exchange Act of 1934, as amended, and expenses associated with implementing our business plan, as described herein.

                         LEGAL PROCEEDINGS

     We are not a party to any legal proceedings, and to the best of our knowledge, no such proceedings by or against the Company have been threatened.

                            MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers currently serving us are as follows:

 NAME                   AGE          POSITION HELD            SINCE
------                 -----        ---------------          -------

Cliff Halling            39         President, Secretary,      1999
                                    Treasurer and Director

     The directors named above will serve until our next annual meeting of stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors or in accordance with any employment agreement, the terms of which may be further described in this prospectus. There is no arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

     Our directors and officers will devote such time to our affairs on an "as needed" basis. As a result, the actual amount of time, which they will devote to our affairs, is unknown and is likely to vary substantially from month to month.

Biographical Information

     Cliff Halling has over ten years experience in management, marketing and training. Mr. Halling has been our president, secretary and sole director since June 1999. Prior to this date Mr. Halling had been operating DirectShop.Net - an Internet Web Site he developed to provide consumer exposure for retail firms since June 1998. From June 1997 through July 1998, Mr. Halling was involved in marketing for Canton Financial, a real estate and financial consulting firm in Salt Lake City, Utah. During this time Mr. Halling also served on the Board of Directors of Flexweight Corporation, a reporting issuer traded on the NASD OTCBB. From November 1995 through May 1997, Mr. Halling was involved in training and motivation for United Parcel Service, West Valley City, Utah.

                      EXECUTIVE COMPENSATION

     At December 31, 2000, we had not paid any compensation to Cliff Halling, our current officer/director. No officer or director had received any other remuneration in the two-year period prior to this date.

     On January 1, 2001, we entered into an Employment Agreement with
Cliff Halling, our sole officer/director/employee. According to the Employment Agreement, Mr. Halling is to receive a salary in the amount of $1,000 per month for services related to the operations of the Company. We have agreed to accrue the monthly salary until we have sufficient net income to pay the expense. We have no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

     We have no "key person" life insurance coverage on the life of our officers and directors, and have no present intention to purchase such coverage, due to its prohibitive cost.

                      PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold five percent or more of our outstanding common stock. Also included are the shares held by all executive officers and directors as a group. The only person who holds more than five percent of our stock is our sole officer and director.

                           AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER   BENEFICIAL OWNER         PERCENT OF CLASS
------------------------   --------------------     ----------------

Cliff Halling                  9,990,000                90.8%
1056 East Platinum Way
Sandy, Utah 84094

All Executive Officers &
Directors as a Group
(One Person)                   9,990,000                90.8%

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective June 1, 1999, we issued to Cliff Halling, an officer and director, a total of 10,000,000 shares of common stock for $10,000 cash.

     Effective January 1, 2001, we entered into a Rental/Utilities Agreement with Cliff Halling for use of office space in his home at a base rent of $100 per month. We also agreed to pay a base utilities/miscellaneous expense of $100 per month for phone, fax, Internet, computer use, and any other office items needed for the operations of the Company. We have agreed to accrue the monthly rent and utilities/miscellaneous expenses we have sufficient net income to pay the expenses.

                     SELLING SECURITY HOLDERS

     The securities are being sold by the selling security holders named in the following table. The table lists the names of the selling security holders, the relationship which the named selling security holders have had within the past three years with the Company or any of its predecessors or affiliates, the number of shares of common stock held by each Selling Security Holder before this offering, the percentage of ownership held by each Selling Security Holder before this offering, the number of shares to be offered by each Selling Security Holder in this offering and the amount of common stock owned by each such Selling Security Holder after this offering is complete.

     As shown, the table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

                         NUMBER OF      NUMBER OF     NUMBER OF    PERCENTAGE
                        SHARES HELD      SHARES        SHARES     OF OWNERSHIP
   NAME OF SELLING        BEFORE         OFFERED     HELD AFTER      AFTER
   SECURITY HOLDER       OFFERING      IN OFFERING    OFFERING      OFFERING
----------------------  -----------  -------------  ------------   -----------
Jan Anderson               1,000          1,000          -0-           -0-
Crown Properties, LC       2,000          2,000          -0-           -0-

David J. Gunnell Trust
  dated Oct. 14, 1994      2,000          2,000          -0-           -0-
Vicki Dean                 4,000          4,000          -0-           -0-
Kevin Denos                1,000          1,000          -0-           -0-
Steve Dunn                 1,000          1,000          -0-           -0-
Chad Eggett                2,000          2,000          -0-           -0-
Clara Evans                1,000          1,000          -0-           -0-
Faith Tabernacle of
  Peace                    1,000          1,000          -0-           -0-
Financial Educators
  of Salt Lake, LLC       10,000         10,000          -0-           -0-
Timothy Finau              1,000          1,000          -0-           -0-
Ian Frame                  1,000          1,000          -0-           -0-
LaVonne Frost              2,000          2,000          -0-           -0-
Karen Garriga              3,000          3,000          -0-           -0-
Christopher Gehring        1,000          1,000          -0-           -0-
Dawn Gehring               1,000          1,000          -0-           -0-
Frank Gehring              1,000          1,000          -0-           -0-
Tammy Gehring              4,000          4,000          -0-           -0-
Eugene Gellar              2,000          2,000          -0-           -0-
Preston Gibbs              1,000          1,000          -0-           -0-
Cliff Halling (1)      9,990,000      1,000,000       8,990,000       81.7
Jesse & Christina
  Halling J/T             10,000         10,000          -0-           -0-
Aimee Hill                12,000         12,000          -0-           -0-
Harold Hill               10,000         10,000          -0-           -0-
Donna Knaub                2,000          2,000          -0-           -0-
Carrie Kurtz (2)          40,000         40,000          -0-           -0-
Ken Kurtz (2)            500,000        500,000          -0-           -0-
Michael Linsky            20,000         20,000          -0-           -0-
Ed Maryon                 10,000         10,000          -0-           -0-
Judy Maryon               80,000         80,000          -0-           -0-
Sam Mastrull               2,000          2,000          -0-           -0-
Johnny Merrill             2,000          2,000          -0-           -0-
Cary Nichols              40,000         40,000          -0-           -0-
Kathy Nichols            222,000        222,000          -0-           -0-
Becky Orr                  1,000          1,000          -0-           -0-
John Poulsen               1,000          1,000          -0-           -0-
Steve Richards             2,000          2,000          -0-           -0-
Cory Rosenbaum             2,000          2,000          -0-           -0-
Mike Schlappi              2,000          2,000          -0-           -0-
Janette Smith              1,000          1,000          -0-           -0-
Kevin Strong               2,000          2,000          -0-           -0-
Cyndi Tso                  1,000          1,000          -0-           -0-
Joey Wanner                1,000          1,000          -0-           -0-
Christine Wilfahrt         2,000          2,000          -0-           -0-
Howard Wilfahrt            2,000          2,000          -0-           -0-
Stephen Wisely             1,000          1,000          -0-           -0-

(1) Cliff Halling is the Company's president, secretary, treasurer and director.

(2) Ken Kurtz was an officer and director of the Company through June 1, 1999. Carrie Kurtz is the wife of Ken Kurtz.

                       PLAN OF DISTRIBUTION

     The sale of the selling security holders' shares may be effected from time to time in transactions, which may include block transactions by or for the account of the selling security holders, negotiated transactions, or through the writing of options on the selling security holders' shares, a combination of these methods of sale, or otherwise. Sales may be made at fixed prices, which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     The selling security holders may effect the transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the selling security holders, or to broker-dealers who may purchase shares as principals and thereafter sell the selling security holders' shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. The selling stockholder may enter into hedging transactions with broker-dealers, and in connection with these transactions, broker-dealers may engage in short sales of the shares. The selling security holders may also sell shares short and deliver these shares to close out its short positions. The selling security holders may also enter into option or other transactions with broker-dealers that involve the delivery of these shares to the broker-dealers, who may then resell or otherwise transfer such shares. The selling security holders may also pledge these shares to a broker-dealer who, upon a default, may sell or otherwise transfer these shares.

     These broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

     The selling security holders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     If we are notified by selling security holders that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933. The supplement will disclose

     * the name of each such selling stockholder and of the participating broker-dealer(s),

     *    the number of securities involved,

     *    the price at which such securities will be sold,

     * the commissions to be paid or discounts or concessions to be allowed to such broker-dealer(s), where applicable,

     * that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     *    other facts material to the transaction.

     We have advised the selling security holders that during such time as they may be engaged in a distribution of the common stock covered by this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

     Sales of any shares of common stock by the selling security holders may depress the price of the common stock in any market that may exist for the common stock.

     Any securities covered by this prospectus that qualify for sale pursuant to SEC Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

     There can be no assurance that the selling security holders will sell any or all of the shares of common stock covered by this prospectus.

                     DESCRIPTION OF SECURITIES

COMMON STOCK

     Our Articles of Incorporation authorize the issuance of 20,000,000 shares of $0.001 par value common stock. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

     Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of the Company's common stock are issued, the relative interests of then existing stockholders may be diluted.

     As of the date of this prospectus, there were 11,000,000 shares of common stock issued and outstanding.

PREFERRED STOCK

     Our Articles of Incorporation authorize the issuance of 5,000,000 shares of $0.001 par value preferred stock. Our Board of Directors are authorized to issue the preferred stock from time to time in classes and series and are further authorized to establish such classes and series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each class or series, and to allow for the conversion of preferred stock into common stock. Preferred stock may be utilized in making acquisitions.

     As of the date of this prospectus, there were no shares of $0.001 par value common stock issued and outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of this prospectus, there were 11,000,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 2,010,000 shares of common stock may be resold pursuant to this prospectus without further restriction under the Securities Act. The remaining 8,990,000 shares of common stock are currently restricted but may be resold subject to resale limitations of Rule 144 under the Securities Act.

     In general, under Rule 144 as currently in effect any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) one percent of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sales. Sales under 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

                      MARKET FOR COMMON STOCK

MARKET INFORMATION

     No public trading market exists for our securities. We plan to eventually seek listing on the OTCBB. We cannot guarantee that we will obtain a listing, and there can be no assurance that a regular trading market for our common stock will ever be developed.

HOLDERS

     As of the date of this prospectus, there were forty-six holders of record of our common stock.

DIVIDENDS

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use towards our business plan. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the board of directors deems relevant.

                           LEGAL MATTERS

     The validity of the shares of our common stock covered by this prospectus has been passed upon by Lehman Walstrand &
Associates, LLC, of Salt Lake City, Utah.

                              EXPERTS

     The financial statements of Wrap-N-Roll as of December 31, 2000, appearing in this prospectus have been audited by Pritchett, Siler & Hardy as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                      ADDITIONAL INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules thereto. For further information with respect to Wrap-N-Roll and the shares offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the registration statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.

                   INDEX TO FINANCIAL STATEMENTS

                       WRAP-N-ROLL USA, INC.
                [Formerly Oxy General Corporation]
                   [A Development Stage Company]


Unaudited Statements at March 31, 2001
                                                                   PAGE

        - Unaudited Condensed Balance Sheets, March 31,
          2001 and December 31, 2000                                 23

        - Unaudited Condensed Statements of Operations,
          for the three months ended March 31, 2001 and
          2000 and for the period from inception on September 26,
          1997 through March 31, 2001                                24

        - Unaudited Condensed Statements of Cash Flows,
          for the three months ended March 31, 2001 and
          2000 and for the period from inception on September 26,
          1997 through March 31, 2001                                25

        - Notes to Unaudited Condensed Financial Statements          26

Audited Statements at December 31, 2000

        - Independent Auditors' Report                               31

        - Balance Sheet, December 31, 2000                           32

        - Statements of Operations, for the years ended
          December 31, 2000 and 1999 and for the period
          from inception on September 26, 1997 through
          December 31, 2000                                          33

        - Statement of Stockholders' Equity (Deficit), from
          Inception on September 26, 1997 through
          December 31, 2000                                          34

        - Statements of Cash Flows, for the years ended
          December 31, 2000 and 1999 and for the period
          from inception on September 26, 1997 through
          December 31, 2000                                          35

        - Notes to Financial Statements                              37

                       WRAP-N-ROLL USA, INC.
                [Formerly Oxy General Corporation]
                   [A Development Stage Company]

                UNAUDITED CONDENSED BALANCE SHEETS

                              ASSETS

                                          March 31,   December 31,
                                             2001         2000
                                         ___________  ___________
CURRENT ASSETS:
  Cash in bank                            $      285        3,059
  Accounts receivable                            221            -
  Related party receivable                     5,970        7,230
                                         ___________  ___________
        Total Current Assets                   6,476       10,289
                                         ___________  ___________
                                          $    6,476   $   10,289
                                         ___________  ___________

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                        $      998        1,440
  Accounts payable-related party                 168          149
  Notes payable - related party               10,812       10,812
  Accrued expenses - related party             4,098          228
  Sales tax payable                               71            -
                                         ___________  ___________
        Total Current Liabilities             16,147       12,629
                                         ___________  ___________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   5,000,000 shares authorized,
   no shares issued and outstanding                -            -
  Common stock, $.001 par value,
   20,000,000 shares authorized,
   11,000,000 shares issued and
   outstanding                                11,000       11,000
  Capital in excess of par value                   -            -
  Deficit accumulated during the
    development stage                        (20,671)     (13,340)
                                         ___________  ___________
    Total Stockholders' Equity (Deficit)      (9,671)      (2,340)
                                         ___________  ___________
                                          $    6,476   $   10,289
                                         ___________  ___________
Note: The Balance Sheet of December 31, 2000, was taken from the audited financial statements at that date and condensed.


  The accompanying notes are an integral part of these unaudited condensed financial statements.

                       WRAP-N-ROLL USA, INC.
                [Formerly Oxy General Corporation]
                   [A Development Stage Company]


           UNAUDITED CONDENSED STATEMENTS OF OPERATIONS


                                       For the Three   From Inception
                                        Months Ended  on September 26,
                                         March 31,      1997 Through
                                   ___________________  March 31,
                                       2001      2000       2001
                                   ______________________________

REVENUE                         $  1,105   $      -   $   1,105

EXPENSES:
  General and Administrative       8,166      1,225      21,062
  Selling                              -          -         116
                                   ______________________________

LOSS BEFORE OTHER
  EXPENSES                        (7,061)    (1,225)    (20,073)

OTHER EXPENSES:
  Interest Expense                   270         14         598
                                   ______________________________

LOSS BEFORE INCOME TAXES          (7,331)    (1,239)    (20,671)

CURRENT TAX EXPENSE                    -          -           -

DEFERRED TAX EXPENSE                   -          -           -
                                   ______________________________

NET LOSS                       $  (7,331) $  (1,239)  $ (20,671)
                                   ______________________________

LOSS PER COMMON SHARE          $    (.00) $    (.00)  $    (.00)
                                   ______________________________


  The accompanying notes are an integral part of these unaudited condensed financial statements.

                       WRAP-N-ROLL USA, INC.
                [Formerly Oxy General Corporation]
                   [A Development Stage Company]

           UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                          For the Three   From Inception
                                                           Months Ended   on September 26,
                                                             March 31,     1997 Through
                                                        ___________________   March 31,
                                                          2001       2000       2001
                                                        ______________________________
Cash Flows From Operating Activities:
 Net loss                                              $  (7,331) $  (1,239) $ (20,671)
 Adjustments to reconcile net loss to
   net cash used by operating activities:
  Stock issued for services                                    -          -      1,000
 Changes in assets and liabilities:
  Decrease (increase) in accounts receivable                (221)         -       (221)
  Additional accrued interest - related party                270         14        598
  Increase (decrease) in accounts payable                   (352)         -      1,237
  Increase (decrease) in accrued expenses - related
    party                                                  3,600          -      3,600
  Decrease (increase) in related party receivable          1,260          -     (5,970)
  Increase (decrease) in loan payable                          -          -        712
                                                        __________  ________  _________
    Net Cash Provided (Used) by Operating Activities      (2,774)    (1,225)   (19,715)
                                                        __________  ________  _________
Cash Flows From Investing Activities:                          -          -          -
                                                        __________  ________  _________
    Net Cash Provided by Investing Activities                  -          -          -
                                                        __________  ________  _________
Cash Flows From Financing Activities:
 Proceeds from notes payable - related party                   -          -     10,000
 Proceeds from issuance of common stock                        -          -     10,000
                                                        __________  ________  _________
    Net Cash Provided by Financing Activities                  -          -     20,000
                                                        __________  ________  _________
Net Increase (decrease) in Cash                           (2,774)    (1,225)       285

Cash at Beginning of Period                                3,059      9,400          -
                                                        _________ _________  ___________
Cash at End of Period                                   $    285  $   8,175  $     285
                                                        ______________________________

Supplemental Disclosures of Cash Flow
  Information:

 Cash paid during the period for:
   Interest                                             $      -  $       -  $       -
   Income taxes                                         $      -  $       -  $       -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the periods ended March 31, 2001 and 2000:
     None

  For the period from inception on September 26, 1997 through March
31, 2001:
     The Company extended a loan payable of $712 and its accrued interest of $100 into a new note payable of $812.
     The Company issued 1,000,000 shares of its common stock for services valued at $1,000.


  The accompanying notes are an integral part of these unaudited condensed financial statements.

                       WRAP-N-ROLL USA, INC.
                [Formerly Oxy General Corporation]
                   [A Development Stage Company]

         NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Wrap-N-Roll USA, Inc. (the Company) was organized under the laws of the State of Nevada on September 26, 1997 as Oxy General Corporation. Effective November 17, 2000, the Company changed its name from Oxy General Corporation to Wrap-N-Roll USA, Inc. The primary plan of operations of the Company is providing specialized advertising services to businesses of all sizes emphasizing on large format digital printing on perforated and non-perforated vinyl substrates. Through use of a special non-corrosive, vinyl material with a patented adhesive made by 3M, the Company offers businesses the ability to wrap the exterior of buildings, windows and motor vehicles with an advertising message.

  The Company's services are segmented into stationary or mobile advertising services. Stationary advertising services are defined as advertising services provided by the company utilizing stationary mediums for the display of the advertising message. Such mediums include buildings, windows and storefronts. Mobile advertising services are defined as advertising services provided by the Company utilizing mobile mediums such as a motor vehicle, for the display of the advertising message.

  Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2001 and 2000 and for the periods then ended have been made.

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2000 audited financial statements. The results of operations for the periods ended March 31, 2001 and 2000 are not necessarily indicative of the operating results for the full year.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $1,000 and were expensed during the period ended December 31, 1997.

  Operating  Expenses  -  The Company leases two  vehicles  that  are available for clients to wrap their advertising on and the vehicles are then driven in high traffic areas. To initially wrap the vehicles to promote this service, the Company incurred and expensed in December 2000 $116. The Company has decided to include the expenses associated with this service in its operating expenses. Thus, operating expenses now consist of all costs associated with the goods and services sold. The financial statements for all periods presented have been restated to reflect this change in policy. The restatement had no effect on net income or retained earnings.

  Advertising Costs - Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 7]

                       WRAP-N-ROLL USA, INC.
                [Formerly Oxy General Corporation]
                   [A Development Stage Company]

         NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for
  Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain
  Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

  Common Stock - During September 1997, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for services rendered valued at $1,000 (or $.001 per share).

  During June 1999, the Company issued 10,000,000 shares of its previously authorized, but unissued common stock for cash of $10,000 (or $.001 per share).

NOTE 3 - OPERATING LEASES

   The Company leases two vehicles under operating leases expiring in 2003.

  Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of March
  31, 2001 in aggregate are $17,060 through 2003.

NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At March 31, 2001, the Company has available unused operating loss carryforwards of approximately $21,000, which may be applied against future taxable income and which expire in various years through 2021.

                       WRAP-N-ROLL USA, INC.
                [Formerly Oxy General Corporation]
                   [A Development Stage Company]

         NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES [Continued]

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $7,000 and $4,500 as of March 31, 2001 and December 31, 2000, respectively, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $2,500 during the three months ended March 31, 2001.

NOTE 5 - RELATED PARTY TRANSACTIONS

  Management Compensation - For the year ended December 31, 2000, the Company did not pay any compensation to any officer/director of the Company. On January 1, 2001, the Company entered into a employment agreement with an officer/director/employee of the Company to pay $1,000 per month. As of March 31, 2001, the Company had accrued $3,000 in salary expense.

  Office Space/Utilities - During the year ended December 31, 2000, the Company did not have a need to rent office space. On January 1, 2001, the Company entered into a rental/utilities agreement with an officer/director/employee of the Company allowing the Company to use office space in his home for the operations of the Company at a base rent of $100 per month. The Company also agreed to pay the officer/director/employee of the Company a base utilities/miscellaneous expense of $100 per month designated for but not limited to heat, power, water, sewer, garbage collection, recycling, phone, fax, Internet, computer, printer and any other office items needed for the operations of the Company, not currently being paid by the Company. As of March 31, 2001, the Company had accrued $300 in rent expense and $300 in utilities/miscellaneous expense.

  Receivable - As of March 31, 2001, an officer/shareholder of the Company had been advanced $5,970 by the Company as a no interest loan.

  Accounts Payable - As of March 31, 2001, an officer/shareholder of the Company was due $168 from the Company for reimbursable expenses.

  Notes Payable - As of March 31, 2001, the Company had two notes payable to a shareholder in the total amount of $10,812. One note for $812 is due April 1, 2002. The other note for $10,000 is due October 31, 2001. Both notes accrue interest at 10% per annum. Accrued interest amounted to $498 at March 31, 2001.

                       WRAP-N-ROLL USA, INC.
                [Formerly Oxy General Corporation]
                   [A Development Stage Company]

         NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 - LOSS PER SHARE

  The following data show the amounts used in computing loss per share for the periods presented:

                                                      From Inception on
                                          For the       September 26,
                                        Year Ended      1997 Through
                                         March 31,        March 31,
                                _______________________ ____________
                                      2001       2000        2001
                                ____________________________________
Loss from continuing operations
available to common shareholders
(numerator)                      $   (7,331)  $   (1,239)  $  (20,671)
                                 ____________________________________
Weighted average number of
common shares outstanding used
in loss per share for the period
(denominator)                     11,000,000   11,000,000   6,218,409
                                ____________________________________

  Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 8 - COMMITMENTS AND AGREEMENTS

  Employment Agreement - The Company has entered into an employment agreement with its sole officer and director ("employee"). The agreement provides for a $1,000 per month salary for a period of three years commencing January 1, 2001. The salary shall accrue until the Company has achieved net income of $50,000 at which time the Company will pay 50% of its net income before tax towards reducing the accrued salary liability.

                       WRAP-N-ROLL USA, INC.
                [Formerly Oxy General Corporation]
                   [A Development Stage Company]

         NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS AND AGREEMENTS [Continued]

  Rental/Utilities  Agreement  -  The  Company  has  entered  into  a rental/utilities  agreement  with its  sole  officer  and  director
  ("landlord"). The agreement provides for payment of $100 per month for rent and $100 per month for utilities and other incidentals on a month-to-month basis starting January 1, 2001. The rent shall accrue until the Company has achieved net income of $50,000 at which time the Company will pay 10% of its net income before tax towards reducing the accrued rent liability. The utilities portion shall accrue until the Company elects to make payment.

NOTE 9 - SIGNIFICANT CUSTOMERS

  The Company has just recently commenced operations and all of the revenues received by the Company are from a limited number of clients, the loss of which could have a material impact on the operations of the Company.

                   INDEPENDENT AUDITORS' REPORT


Board of Directors
WRAP-N-ROLL USA, INC.
(Formerly Oxy General Corporation)
Salt Lake City, Utah

We have audited the accompanying balance sheet of Wrap-N-Roll USA, Inc. (formerly known as Oxy General Corporation) [a development stage company] at December 31, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2000 and 1999 and for the period from inception on September 26, 1997 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Wrap-N-Roll USA, Inc. (formerly known as Oxy General Corporation) [a development stage company] as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and for the period from inception on September 26, 1997 through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 6 to the financial statements, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




PRITCHETT, SILER & HARDY, P.C.

February 16, 2001
Salt Lake City, Utah

                       WRAP-N-ROLL USA, INC.
                (Formerly Oxy General Corporation)
                   [A Development Stage Company]


                          BALANCE SHEETS


                              ASSETS


                                                      December 31,
                                                          2000
                                                       __________
CURRENT  ASSETS:
  Cash in bank                                         $    3,059
  Related party receivable                                  7,230
                                                       __________
        Total Current Assets                               10,289
                                                       __________
                                                       $   10,289
                                                       __________


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Accounts payable                                     $    1,440
  Accounts payable - related party                            149
  Notes payable - related party                            10,812
  Accrued interest payable - related party                    228
                                                       __________
        Total Current Liabilities                          12,629
                                                       __________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   5,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   20,000,000 shares authorized,
   11,000,000 shares issued and outstanding                11,000
  Capital in excess of par value                                -
  (Deficit) accumulated during the
    development stage                                     (13,340)
                                                       __________
        Total Stockholders' Equity (Deficit)               (2,340)
                                                       __________
                                                       $   10,289
                                                       __________


  The accompanying notes are an integral part of these financial statements.

                       WRAP-N-ROLL USA, INC.
                (Formerly Oxy General Corporation)
                   [A Development Stage Company]

                     STATEMENTS OF OPERATIONS



                                          For the   From Inception on
                                         Year Ended   September 26,
                                        December 31,   1997 Through
                                _______________________December 31,
                                       2000      1999      2000
                                   ______________________________

REVENUE                              $      -  $      -  $       -

EXPENSES:
  Selling                                 116         -        116
  General and Administrative           10,584       835     12,896
                                    ______________________________

LOSS BEFORE OTHER
  EXPENSES                            (10,700)     (835)   (13,012)

OTHER EXPENSES:
  Interest Expense                        242        49        328
                                    ______________________________

LOSS BEFORE INCOME TAXES              (10,942)     (884)   (13,340)

CURRENT TAX EXPENSE                         -         -          -

DEFERRED TAX EXPENSE                        -         -          -
                                    ______________________________

NET LOSS                             $(10,942) $  (884)  $ (13,340)
                                    ______________________________

LOSS PER COMMON SHARE                $   (.00) $  (.00)  $   (.00)
                                    _________________________________

  The accompanying notes are an integral part of these financial statements.

                       WRAP-N-ROLL USA, INC.
                (Formerly Oxy General Corporation)
                   [A Development Stage Company]

                 STATEMENT OF STOCKHOLDERS' EQUITY

         FROM THE DATE OF INCEPTION ON SEPTEMBER 26, 1997

                     THROUGH DECEMBER 31, 2000

                                                                                          Deficit
                                                                                        Accumulated
                              Preferred Stock          Common Stock        Capital in   During the
                             __________________________________________    Excess of    Development
                             Shares    Amount      Shares       Amount     Par Value       Stage
                             ___________________________________________________________________
BALANCE, September 26,
  1997                            -    $     -           -    $        -    $     -    $       -

Issuance of 1,000,000
  shares of common stock for
  services at $.001 per share,
  September, 1997                  -          -   1,000,000         1,000         -            -

Net loss for the period ended
  December 31, 1997                -          -           -             -         -       (1,336)
                              _______    _______ ___________   ___________   _______    _________
BALANCE, December 31,
  1997                             -          -   1,000,000         1,000         -       (1,336)

Net loss for the year ended
  December 31, 1998                -          -           -             -         -         (178)
                              _______    ________ ___________  ____________   _______   __________
BALANCE, December 31,
  1998                             -          -   1,000,000         1,000         -       (1,514)

Issuance of 10,000,000
  shares of common stock for
  cash at $.001 per share,
  June, 1999                       -          -  10,000,000        10,000         -            -

Net loss for the year ended
  December 31, 1999                -          -           -             -         -         (884)
                              ________   _______ ____________   ____________  ________   _________
BALANCE, December 31,
  1999                             -          -  11,000,000        11,000         -       (2,398)

Net loss for the year ended
  December 31, 2000                -          -           -             -         -      (10,942)
                              ________   ________ ___________   ____________  _________  _________
BALANCE, December 31,
  2000                             -    $     -   11,000,000    $  11,000    $    -    $ (13,340)
                              ________   ________ ____________  ____________  _________  _________

   The accompanying notes are an integral part of this financial statement.

                       WRAP-N-ROLL USA, INC.
                (Formerly Oxy General Corporation)
                   [A Development Stage Company]

                     STATEMENTS OF CASH FLOWS

                                                           For the       From Inception on
                                                         Year Ended        September 26,
                                                        December 31,       1997 Through
                                                    ___________________     December 31,
                                                       2000       1999         2000
                                                    ______________________________
Cash Flows Provided by Operating Activities:
 Net loss                                          $  (10,942)   $  (884)   $ (13,340)
 Adjustments to reconcile net loss to
   net cash used by operating activities:
  Stock issued for services                                 -          -        1,000
  Changes in assets and liabilities:
    Increase (decrease) in accounts payable             1,589         49        1,589
    Increase (decrease) in loan payable                     -          -          712
    Decrease (increase) in related party receivable    (7,230)         -      (7,230)
    Additional accrued interest - related
      party                                               242          -          328
                                                       _______   ________   _________
     Net Cash Provided (Used) by
       Operating Activities                           (16,341)      (835)     (16,941)
                                                       _______   ________   _________
Cash Flows Provided by Investing
  Activities                                                -           -           -
                                                       _______   ________   _________
  Net Cash Provided by Investing
    Activities                                              -           -           -
                                                       _______   ________   _________
Cash Flows Provided by Financing
  Activities:
 Proceeds from notes payable - related party           10,000         235      10,000
 Proceeds from issuance of common stock                     -      10,000      10,000
                                                       _______   ________   _________
     Net Cash Provided by Financing
       Activities                                       10,000     10,235      20,000
                                                       _______   ________   _________

Net Increase (Decrease) in Cash                         (6,341)     9,400       3,059

Cash at Beginning of Period                              9,400          -           -
                                                      ________   ________   _________
Cash at End of Period                                 $  3,059   $  9,400   $   3,059
                                                      ________   ________   _________

Supplemental Disclosures of Cash Flow
  Information:

 Cash paid during the period for:
   Interest                                           $      -   $      -   $       -
   Income taxes                                       $      -   $      -   $       -

                            [Continued]

                       WRAP-N-ROLL USA, INC.
                (Formerly Oxy General Corporation)
                   [A Development Stage Company]

                     STATEMENTS OF CASH FLOWS

                            [CONTINUED]

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the year ended December 31, 2000:
     The Company extended a loan payable of $712 and its accrued interest of $100 into a new note payable of $812.

  For the period from inception on September 26, 1997 through December 31, 1999:
     The Company issued 1,000,000 shares of its common stock for services valued at $1,000.

  The accompanying notes are an integral part of these financial statements.

                       WRAP-N-ROLL USA, INC.
                (Formerly Oxy General Corporation)
                   [A Development Stage Company]

                   NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Wrap-N-Roll USA, Inc. (the Company) was organized under the laws of the State of Nevada on September 26, 1997 as Oxy General Corporation. Effective November 17, 2000, the Company changed its name from Oxy General Corporation to Wrap-N-Roll USA, Inc. The primary plan of operations of the Company is providing specialized advertising services to businesses of all sizes emphasizing on large format digital printing on perforated and non-perforated vinyl substrates. Through use of a special non-corrosive, vinyl material with a patented adhesive made by 3M, the Company offers businesses the ability to wrap the exterior of buildings, windows and motor vehicles with an advertising message.

  The Company's services are segmented into stationary or mobile advertising services. Stationary advertising services are defined as advertising services provided by the company utilizing stationary mediums for the display of the advertising message. Such mediums include buildings, windows and storefronts. Mobile advertising services are defined as advertising services provided by the Company utilizing mobile mediums such as a motor vehicle, for the display of the advertising message.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $1,000 and were expensed during the period ended December 31, 1997.

  Advertising Costs - Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 7]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for
  Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133.),", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                       WRAP-N-ROLL USA, INC.
                (Formerly Oxy General Corporation)
                   [A Development Stage Company]

                   NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK

  Common Stock - During September 1997, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for services rendered valued at $1,000 (or $.001 per share).

  During June 1999, the Company issued 10,000,000 shares of its previously authorized, but unissued common stock for cash of $10,000 (or $.001 per share).

NOTE 3 - OPERATING LEASES

   The company leases two vehicles under operating leases expiring in 2003.

  Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2000 for each of the next five years and in the aggregate are:

          Year Ended December 31,                   Amount

                  2001                            $  6,824
                  2002                               6,824
                  2003                               4,549
                  2004                                   -
                  2005                                   -
                                                    ______
  Total minimum future rental payments:            $18,197
                                                    ______

NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 2000, the Company has available unused operating loss carryforwards of approximately $13,000, which may be applied against future taxable income and which expire in various years through 2020.

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $4,500 as of December 31, 2000 with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $3,700 during 2000.

                       WRAP-N-ROLL USA, INC.
                (Formerly Oxy General Corporation)
                   [A Development Stage Company]

                   NOTES TO FINANCIAL STATEMENTS

NOTE 5 - RELATED PARTY TRANSACTIONS

  Management Compensation - As of December 31, 2000, the Company has not paid any compensation to any officer/director of the Company.

  Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her home as a mailing address, as needed, at no expense to the Company.

  Receivable - As of December 31, 2000, an officer/shareholder of the Company had been advanced $7,230 by the Company as a no interest loan.

  Accounts Payable - As of December 31, 2000 an officer/shareholder of the Company was due $149 from the Company for reimbursable expenses.

  Notes Payable - As of December 31, 2000, the Company had two notes payable to a shareholder in the total amount of $10,812. One note for $812 is due April 1, 2001. The other note for $10,000 is due October 31, 2001. Both notes accrue interest at 10% per annum. Accrued interest amounted to $228 at December 31, 2000.

NOTE 6 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                       WRAP-N-ROLL USA, INC.
                (Formerly Oxy General Corporation)
                   [A Development Stage Company]

                   NOTES TO FINANCIAL STATEMENTS

NOTE 7 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                                          For the     From Inception on
                                         Year Ended     September 26,
                                        December 31,    1997 Through
                                   ___________________  December 31,
                                       2000      1999      2000
                                   ______________________________
Loss from continuing operations
available to common shareholders
(numerator)                      $  (10,942) $      (884)  $  (13,340)
                                   ______________________________
Weighted average number of
common shares outstanding used
in loss per share for the period
(denominator)                    11,000,000    6,835,616    5,857,383
                                   ______________________________

  Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

================================== ==================================
Until _____________, 2001, all
dealers that effect transactions
in these securities, whether or
not participating in this              2,010,000 Common Shares
offering, may be required to
deliver a prospectus.  This is in
addition to the dealers'
obligation to deliver a prospectus
when acting as underwriters and         WRAP-N-ROLL USA, INC.
with respect to their unsold
allotments or subscriptions.
---------------------------------------
TABLE OF CONTENTS
---------------------------------------
Prospectus Summary                 2
Risk Factors                       3
Use of Proceeds                    7         ---------------------
Description of Business            7              PROSPECTUS
Management's Discussion and                  ---------------------
  Analysis or Plan of Operation   13
Legal Proceedings                 14
Management                        14
Executive Compensation            15
Principal Stockholders            16
Certain Relationships and Related
  Transactions                    16
Selling Security Holders          16            _________, 2001
Plan of Distribution              18
Description of the Securities     19
Market for Common Stock           20
Legal Matters                     21
Experts                           21
Additional Information            21
Index to Financial Statements     22

No  dealer, salesperson  or  other person
has been authorized to give any
information or to make any
representations other than those
contained in this Prospectus  and, if
given or made, such information or
representations must not be relied upon
as  having been authorized by  the Company.
This    Prospectus    does     not
constitute an offer to sell or a solicitation
of an                                   =================================
offer to buy any of the securities
offered  hereby  to  whom  it   is
unlawful to make such offer in any
jurisdiction.  Neither the delivery of this
Prospectus nor any sale made hereunder shall,
under any circumstances, create any
implication that information contained
herein is correct as of any time
subsequent to the date  hereof  or
that there  has been no change  in  the
affairs of the Company since such date.
========================================

                              PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation provide that no officer or director shall be personally liable to the corporation or its shareholders for money damages except as provided pursuant to the Nevada Revised Statutes. Our Bylaws provide that we will indemnify and hold harmless, to the full extent allowed by the laws of the State of Nevada, each person who was, or is threatened to be made a party to, or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceedings.

     Chapter 78, Sections 78.7502 and 78.751, of the Nevada
Revised Statutes state the following:

     NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses to be paid by us in connection with the securities being offering by this prospectus and registration statement. No expenses will be paid by the selling security holders.

  Item                                            Amount
  ----------------------------------              ------

  SEC Registration Fees                           $   51
  Blue Sky Fees and Expenses*                     $  500
  Transfer Agent Fees and Expenses*               $  500
  Printing and Engraving Expenses*                $  500
  Legal Fees and Expenses*                        $5,000
  Accounting Fees and Expenses*                   $5,000
  Miscellaneous Fees and Expenses*                $1,000

* Estimated Figure

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of our securities without registration since its formation.

     Effective June 1, 1999, we issued to Cliff Halling, our sole officer and director, a total of 10,000,000 shares of common stock for $10,000 cash.

     All of the listed sales were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933, as amended. We had reasonable grounds to believe immediately prior to making an offer to the private investors, and did in fact believe, that such purchasers (1) were purchasing for investment and not with a view to distribution, and
(2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

ITEM 27.  EXHIBITS

     Exhibits required to be attached by Item 601 of Regulation S-B are listed below:

SEC Ref     Page
No.         No.       Description
-------     ----      -----------

3.1         *1*       Articles of Incorporation of the Company, filed
                      with the State of Nevada on September 26, 1997.

3.2         *2*       Certificate of Amendment of Articles of
                      Incorporation, filed with the State of Nevada on October 19, 2000, but effective November 17,
                      2000.

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3.3          *1*      Bylaws of the Company.

5.1          E-1      Opinion and consent of Lehman Walstrand &
                      Associates, LLC

10.1         *3*      Promissory Note dated April 1, 2000 executed by
                      the Company.

10.2         *4*      Promissory Note dated November 1, 2000 executed
                      by the Company.

10.3         *5*      Employment Agreement by and between the Company
                      and Cliff Halling dated January 1, 2001.

10.4         *5*      Rental/Utilities Agreement by and between the
                      Company and Cliff Halling dated January 1, 2001.

23.1         E-2      Consent of Pritchett, Siler & Hardy

*1* The listed exhibits are incorporated herein by this reference to the Registration Statement on Form 10-SB, filed by the Company with the Securities and Exchange Commission on February 10, 2000.

*2* The listed exhibit is incorporated herein by this reference to the Annual Report on Form 10-KSB for the calendar year ended December 31, 2000, filed by the Company with the Securities and Exchange Commission on April 12, 2001.

*3* The listed exhibit is incorporated herein by this reference to the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed by the Company with the Securities and Exchange Commission on August 14, 2000.

*4* The listed exhibits are incorporated herein by this reference to the Quarterly Report on Form 10-QSB for the quarter ended
      September 30, 2000, filed by the Company with the Securities and Exchange Commission on November 9, 2000.

*5* The listed exhibits are incorporated herein by this reference to the Quarterly Report on Form 10-QSB for the quarter ended
      March 31, 2001, filed by the Company with the Securities and Exchange Commission on May 16, 2001.

ITEM 28.  UNDERTAKINGS

  The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

  (i) Include any prospectus required by section 10(a)(3) of the Securities Act.
  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

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  (iii) Include any additional or changed information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake City, State of Utah, on July 6, 2001.


                             WRAP-N-ROLL USA, INC.


                             By: /s/ Cliff Halling
                             President, Secretary,Treasurer & Director

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


July 6, 2001                   /s/ Cliff Halling
                              President, Secretary, Treasurer & Director

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